Exhibit 99.1

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS RECORD FOURTH QUARTER

DILUTED EPS OF $1.95 AND RECORD FULL YEAR DILUTED EPS OF $4.29

- Fiscal 2013 Net Income of $35.1 Million -

Dayton, Ohio, (March 26, 2014) -- REX American Resources Corporation (NYSE: REX) today reported record financial results for its fiscal 2013 fourth quarter (“Q4 ’13”) and year ended January 31, 2014. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2929

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q4 ‘13 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q4 ‘13 net sales and revenue were $146.1 million, compared with $174.3 million in Q4 ’12. Primarily reflecting strong ethanol crush spread margins in Q4’ 13, the Company’s gross profit rose to $26.3 million, from a gross loss of $2.6 million in the prior year period, which was impacted by compressed ethanol margins related to corn prices. Reflecting the healthy ethanol industry environment, Q4 ‘13 equity in income of unconsolidated ethanol affiliates increased to $7.6 million, compared with a $0.9 million loss in Q4 ‘12. The improved quarterly gross profit and income of unconsolidated ethanol affiliates resulted in Q4 ’13 net income from continuing operations before income taxes and non-controlling interests of $27.8 million, compared with an $8.3 million loss in Q4 ’12.

Net income attributable to REX shareholders in Q4 ’13 rose to $15.9 million, compared with a $4.4 million loss in Q4 ‘12, while Q4 ’13 diluted net income per share attributable to REX common shareholders was a record $1.95 per share, compared to a $0.54 per share loss in Q4 ’12. Per share results in Q4 ‘13 and Q4 ‘12 are based on 8,129,000 and 8,156,000 diluted weighted average shares outstanding, respectively.

Net sales and revenue for the twelve months ended January 31, 2014 rose to a record $666.1 million, from $656.6 million in fiscal 2012, while gross profit for fiscal 2013 increased over four-fold to $64.2 million, from $13.6 million in fiscal 2012. Fiscal 2013 equity in income of unconsolidated ethanol affiliates also increased substantially to $17.2 million, compared with $0.6 million in fiscal 2012. These factors resulted in fiscal 2013 income from continuing operations before income taxes and non-controlling interests of $59.8 million, compared with a $3.8 million loss in fiscal 2012.

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REX American Resources Q4’ 13 Results, 3/26/14	page 2

This growth resulted in record fiscal 2013 net income attributable to REX shareholders of $35.1 million, compared with a $2.3 million loss in fiscal 2012, while diluted net income per share attributable to REX common shareholders rose to a record $4.29 in fiscal 2013, compared to a $0.28 per share loss in 2012. Per share results for the fiscal year ended January 31, 2014 and January 31, 2013, are based on 8,180,000 and 8,272,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “Our record fourth quarter and full year financial results mark the conclusion of a successful year for the Company. The fourth quarter results highlight the benefit of the strong U.S. corn harvest, the efficiency of our plants and our focus on costs and margins.

“We consider our operating structure and financial model to be amongst the best in the industry, based on the ICM technology deployed at all of our plants, the attractive valuations at which we acquired them and their strategic locations. Our record fiscal 2013 results further strengthened our already robust financial position as cash and cash equivalents of over $105 million at January 31, 2014 rose more than 50% compared to fiscal 2012 year-end levels. During fiscal 2013, we reduced consolidated plant level debt by approximately $31 million, and given our current cash position we expect to have additional opportunities to reduce debt and further lower interest expense, which declined by approximately 26% in the fourth quarter and by almost 20% in fiscal 2013.”

Balance Sheet and Share Repurchase Program

At January 31, 2014, REX had cash and cash equivalents of $105.1 million, $63.3 million of which was at the parent company and $41.8 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $69.1 million at January 31, 2013, $47.7 million of which was at the parent company and $21.4 million of which was at its consolidated ethanol production facilities.

REX repurchased 14,135 common shares in Q4 ‘13 at an average price per share of $28.80 and repurchased a total of 137,015 common shares in fiscal 2013 at an average price per share of $25.44. The Company is currently authorized to repurchase up to an additional 280,006 shares of common stock. Reflecting all share repurchases to date, REX has 8,100,256 shares outstanding.

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REX American Resources Q4’ 13 Results, 3/26/14	page 3

At January 31, 2014, REX had lease agreements, as landlord for four former retail store locations. REX has seven owned former retail stores that were vacant at January 31, 2014, which it is marketing to either lease or sell. The Company sold six former retail store locations and one former distribution center during fiscal 2013. The current net book value for the Company’s remaining real estate holdings is approximately $4.6 million. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data:

	Three Months Ended		Twelve Months Ended
($ in thousands)	January 31,		January 31,
	2014	2013	2014	2013
Net sales and revenue:
Alternative energy (1)	$145,972	$174,230	$665,625	$656,167
Real estate (2)	118	117	466	472
Total net sales and revenues	$146,090	$174,347	$666,091	$656,639

Segment profit (loss):
Alternative energy segment profit (loss) (1)	$28,997	$(7,554)	$63,228	$(1,027)
Real estate segment loss (2)	(127)	(201)	(358)	(497)
Corporate expense, net (2)	(1,079)	(524)	(3,100)	(2,298)
Income (loss) from continuing operations before income taxes and non-controlling interests (2)	$27,791	$(8,279)	$59,770	$(3,822)

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth and approximately 1% for NuGen.
(2)	Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2014	2013	2014	2013
Average selling price per gallon of ethanol	$1.86	$2.29	$2.20	$2.23
Average selling price per ton of dried distillers grains	$203.69	$264.07	$233.27	$235.56
Average selling price per ton of modified distillers grains	$97.83	$127.32	$114.91	$117.89
Average cost per bushel of grain	$4.50	$7.68	$6.27	$7.14
Average cost of natural gas (per mmbtu)	$5.41	$4.10	$4.54	$3.75

Segment Balance Sheet Data:

	January 31, 2014	January 31, 2013
Assets:
Alternative energy	$356,589	$337,857
Real estate	4,722	13,326
Corporate	66,557	54,147
Total assets	$427,868	$405,330

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REX American Resources Q4’ 13 Results, 3/26/14	page 4

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of January 31, 2014 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	113.2	74%	83.8
NuGen Energy, LLC (Marion, SD)	114.0	99%	112.9
Patriot Holdings, LLC (Annawan, IL)	120.6	27%	32.6
Big River Resources West Burlington, LLC (West Burlington, IA)	104.1	10%	10.4
Big River Resources Galva, LLC (Galva, IL)	112.5	10%	11.3
Big River United Energy, LLC (Dyersville, IA)	116.8	5%	5.8
Big River Resources Boyceville, LLC (Boyceville, WI)	55.5	10%	5.6
Total	736.7	n/a	262.4

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities, which in aggregate shipped approximately 737 million gallons of ethanol over the twelve month period ended January 31, 2014. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended January 31, 2014) by the ethanol production facilities in which it has ownership interests was approximately 262 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statement of operations follow -

REX American Resources Q4’ 13 Results, 3/26/14	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2014	2013	2014	2013
Net sales and revenue	$146,090	$174,347	$666,091	$656,639
Cost of sales	119,811	176,905	601,940	643,037
Gross profit (loss)	26,279	(2,558)	64,151	13,602
Selling, general and administrative expenses	(5,319)	(3,768)	(17,846)	(12,546)
Equity in income (loss) of unconsolidated ethanol affiliates	7,617	(877)	17,175	627
Interest income	53	25	136	124
Interest expense	(850)	(1,147)	(3,902)	(4,849)
Loss on early termination of debt	(5)	-	(5)	-
Other income	25	50	100	80
Loss on disposal of real estate and property and equipment, net	-	-	-	(490)
Losses on derivative financial instruments, net	(9)	(4)	(39)	(370)
Income (loss) from continuing operations before income taxes and non-controlling interests	27,791	(8,279)	59,770	(3,822)
(Provision) benefit for income taxes	(9,698)	2,896	(20,695)	1,627
Income (loss) from continuing operations including non-controlling interests	18,093	(5,383)	39,075	(2,195)
(Loss) income from discontinued operations, net of tax	(176)	81	413	471
Gain on disposal of discontinued operations, net of tax	16	40	741	136
Net income (loss) including non-controlling interests	17,933	(5,262)	40,229	(1,588)
Net (income) loss attributable to non-controlling interests	(2,059)	819	(5,156)	(707)
Net income (loss) attributable to REX common shareholders	$15,874	$(4,443)	$35,073	$(2,295)

Weighted average shares outstanding – basic	8,089	8,156	8,137	8,272

Basic income (loss) per share from continuing operations*	$1.98	$(0.56)	$4.17	$(0.35)
Basic (loss) income per share from discontinued operations*	(0.02)	0.01	0.05	0.06
Basic income per share on disposal of discontinued operations*	-	0.01	0.09	0.01
Basic net income (loss) per share attributable to REX common shareholders	$1.96	$(0.54)	$4.31	$(0.28)

Weighted average shares outstanding – diluted	8,129	8,156	8,180	8,272

Diluted income (loss) per share from continuing operations*	$1.97	$(0.56)	$4.15	$(0.35)
Diluted (loss) income per share from discontinued operations*	(0.02)	0.01	0.05	0.06
Diluted income per share on disposal of discontinued operations*	-	0.01	0.09	0.01
Diluted net income (loss) per share attributable to REX common shareholders	$1.95	$(0.54)	$4.29	$(0.28)
Amounts attributable to REX common shareholders:
Income (loss) from continuing operations, net of tax	$16,034	$(4,564)	$33,919	$(2,902)
(Loss) income from discontinued operations, net of tax	(160)	121	1,154	607
Net income (loss)	$15,874	$(4,443)	$35,073	$(2,295)

* Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q4’ 13 Results, 3/26/14	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet

(in thousands) Unaudited

	January 31,
ASSETS	2014	2013
CURRENT ASSETS:
Cash and cash equivalents	$105,149	$69,073
Restricted cash	500	-
Accounts receivable-net	16,486	11,567
Inventory	19,370	24,919
Refundable income taxes	268	1,347
Prepaid expenses and other	4,891	4,091
Deferred taxes-net	2,146	3,930
Total current assets	148,810	114,927
Property and equipment-net	202,258	223,180
Other assets	5,388	6,761
Equity method investments	71,189	59,959
Restricted investments and deposits	223	503
TOTAL ASSETS	$427,868	$405,330
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$12,226	$15,623
Accounts payable – trade	6,626	4,655
Derivative financial instruments	1,141	1,859
Accrued expenses and other current liabilities	12,147	9,322
Total current liabilities	32,140	31,459
LONG TERM LIABILITIES:
Long term debt	63,500	91,306
Deferred taxes	19,613	7,141
Derivative financial instruments	-	930
Other long term liabilities	1,862	211
Total long term liabilities	84,975	99,588
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,051	143,575
Retained earnings	357,101	322,028
Treasury stock, 21,753 and 21,701 shares, respectively	(222,170)	(219,550)
Total REX shareholders’ equity	279,281	246,352
Non-controlling interests	31,472	27,931
Total equity	310,753	274,283
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$427,868	$405,330

- statement of cash flows follow -

REX American Resources Q4’ 13 Results, 3/26/14	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Years Ended January 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$40,229	$(1,588)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,284	16,602
Impairment charges on real estate	55	562
Income from equity method investments	(17,175)	(627)
Dividends received from equity method investments	5,804	2,206
Derivative financial instruments	(1,648)	(1,446)
(Gain) loss on disposal of real estate and property and equipment	(1,015)	357
Deferred income tax	15,987	(504)
Excess tax benefit from stock option exercise	(64)	-
Changes in assets and liabilities:
Accounts receivable	(4,919)	1,217
Inventory	5,549	5,430
Prepaid expenses and other assets	(1,490)	498
Income taxes refundable	1,480	719
Accounts payable-trade	1,721	(1,448)
Accrued expenses and other liabilities	2,637	(4,930)
Net cash provided by operating activities	64,435	17,048
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,518)	(3,684)
Repayment of note receivable	681	-
Proceeds from sale of real estate and property and equipment	8,876	2,849
Restricted cash	(500)	-
Restricted investments and deposits	1,293	860
Net cash provided by investing activities	6,832	25
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	(31,203)	(16,820)
Stock options exercised	1,072	265
Payments to non-controlling interests holders	(1,638)	(2,085)
Excess tax benefit from stock option exercises	64	-
Treasury stock acquired	(3,486)	(4,373)
Net cash used in financing activities	(35,191)	(23,013)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	36,076	(5,940)
CASH AND CASH EQUIVALENTS-Beginning of year	69,073	75,013
CASH AND CASH EQUIVALENTS-End of year	$105,149	$69,073
Non cash financing activities - Cashless exercise of stock options	$-	$1,071
Non cash investing activities – Accrued capital expenditures	$250	$-
Non cash financing activities – Accrued non-controlling interest holders payments	$-	$23

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